EXHIBIT 99.1

         Escala Group Announces Changes in Board of Directors

    WEST CALDWELL, N.J.--(BUSINESS WIRE)--June 22, 2007--Escala Group, Inc. (ESCL.PK) today announced the appointment of two new members to its Board of Directors, effective yesterday. Jay Moorhead and Christopher W. Nolan, Sr. have each been elected by the Board to fill current vacancies on the Board.

    Mr. Moorhead, age 55, is Managing Director of Westwood Capital, LLC, an investment banking firm. Prior to joining Westwood Capital, Mr. Moorhead co-founded MillRock Partners, a boutique investment bank serving private middle market and public growth companies. From 2001-2003, Mr. Moorhead was a corporate finance partner at CE Unterberg Towbin, and for ten years prior to that, was a founding partner of the New York investment banking firm VM Equity Partners. Prior to co-founding VM Equity Partners, Mr. Moorhead was an investment banker at Lehman Brothers and at E.F. Hutton. Mr. Moorhead received his B.A. degree from the University of Vermont, and attended the Program for Management Development at Harvard Business School.

    Mr. Nolan is a Managing Director in the Mergers & Acquisitions group of Rabobank International, a Dutch agribusiness bank with offices in New York. Prior to joining Rabobank, Mr. Nolan was a Vice President in the Mergers, Acquisitions and Corporate Advisory group at Deutsche Bank Securities in New York, and, prior to that, he held a similar position at Salomon Smith Barney (now Citigroup). Mr. Nolan, who is 42 years old, spent eight years at GAF Corporation/International Specialty Products, where he served as Vice President, Corporate Development and Investor Relations. Mr. Nolan holds a B.S degree in Chemical Engineering from Lafayette College and an M.B.A. from Harvard Business School. Mr. Nolan currently serves on the Board of Directors, and as a member of the Audit Committee, of United-Guardian, Inc., an AMEX-listed company.

    Mr. Moorhead and Mr. Nolan will also serve on Escala's Audit
Committee. In addition, Mr. Moorhead will serve on the Company's
Compensation Committee and Mr. Nolan will serve on its Nominating
Committee.

    The Company also announced that, as part of this transition, Scott Rosenblum and Mark Segall have resigned from the Board of Directors, effective yesterday. Matthew Walsh, President and acting CEO, commented, "The Board thanks both Scott and Mark for their long-standing and dedicated service to the Company. We greatly appreciate their willingness to remain with the Company as we have dealt with the biggest challenges in our history. We recognize that Mark's professional commitments are such that he is no longer able to devote the necessary time and attention to the Company, and we are pleased that Scott will continue to advise the Company as outside counsel."

    Mr. Walsh continued, "We are working diligently to finalize our financial statements and regain compliance with all of our filing requirements. To that end, we have been actively seeking to retain new independent auditors and we believe we have made substantial progress on that front."

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are H.R. Harmer and Nutmeg Stamp Sales of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

    CONTACT: Escala Group
             Matthew Walsh, 212-421-9400
             mwalsh@escalagroup.com